SUB-ITEM 77H:
Changes in Control of Registrant


Credit Suisse Trust- Global Post-Venture
Capital Portfolio
Ceasing control of Credit Suisse Trust-
Global Post-Venture Capital Portfolio:
As of December 31, 2003, FIDELITY INVESTMENTS LIFE
INSURANCE COMPANY ("Shareholder") owned 2,727,958.049 shares of the Fund, which represented 25.04% of the outstanding shares of the Fund. As of December 31, 2004, Shareholder owned 2,352,168.957 shares of the Fund, which represented approximately 23.8% of the outstanding shares of the Fund. Accordingly, Shareholder may be presumed to have ceased to be a controlling person of the Fund on the date of the Transaction. The Fund does not believe this entity is the beneficial owner of the shares held of record by this entity. Credit Suisse Trust- Mid Cap Growth
Portfolio

Ceasing control of Credit Suisse Trust- Mid
Cap Growth Portfolio:
As of December 31, 2003, IDS LIFE INSURANCE COMPANY
("Shareholder") owned 1,632,484.051 shares of the Fund, which represented 42.79% of the outstanding shares of the Fund. As of December 31, 2004,
Shareholder owned 0 shares of the Fund, which represented 0% of the outstanding shares of the Fund. Shareholder redeemed 1,608,998.135 shares on April 7, 2004 (the "Transaction"). It appears that the Transaction resulted in Shareholder beneficially owning less than 25% of the Fund.
Accordingly, Shareholder may be presumed to have ceased to be a controlling person of the Fund on the date of the Transaction. The Fund does not believe this entity is the beneficial owner of the shares held of record by this entity


Credit Suisse Trust- Blue Chip
Portfolio
Obtaining control of Credit Suisse Trust-
Blue Chip Portfolio:
As of December 31, 2003, AIG LIFE INSURANCE CO #2
("Shareholder") owned less than 25% of the outstanding shares of the Fund. As of December 31, 2004,
Shareholder owned 403,918.627 shares of the Fund, which represented 29.79% of the outstanding shares of the Fund. Accordingly, Shareholder may be presumed to be a controlling person of the Fund.
The Fund does not believe this entity is the beneficial owner of the shares held of record by this entity.